EXHIBIT 99.1
P.O. Box 25099 ~ Richmond, VA 23260 ~ Phone: (804) 359-9311 ~ Fax: (804) 254-3584
______________________________________________________________________________________________________
P R E S S R E L E A S E

CONTACT:	Universal Corporation Investor Relations	RELEASE:	4:15 p.m. ET
Phone: (804) 359-9311
Fax: (804) 254-3584
Email: investor@universalleaf.com

Universal Corporation Reports Fiscal Year and Fourth Quarter 2025 Results

Revenue of $2.9 Billion for Fiscal Year 2025, up 7% year-over-year

Operating Income of $232 million for Fiscal Year 2025, up 5% year-over-year

Highlights Continued Strong Operational Performance

Richmond, VA • May 29, 2025 / BUSINESSWIRE
___________________________________________________________________________________

Universal Corporation (NYSE:UVV) (“Universal” or the “Company”), a global business-to-business agriproducts company, today announced financial results for the full fiscal year and fourth quarter ended March 31, 2025.

Preston D. Wigner, Chairman, President, and Chief Executive Officer of Universal, stated, “Fiscal year 2025 was an exceptional year for Universal. We executed against our business plan and increased revenue and operating income on a consolidated basis and for both of our operating segments. The improved results for our Tobacco Operations segment were driven by continued strong demand from our customers, successful global tobacco marketing and procurement efforts, as well as improved volumes and quality of burley tobacco crops in Africa. Our Ingredients Operations segment benefited from higher sales volumes, including increases in sales of value-added products, supported by increased capabilities from the growth in our sales, marketing, and product development teams, and the completion of the expansion project at our Lancaster, Pennsylvania facility. We are very encouraged by the interest we are seeing from customers in our newly produced and developed ingredient products.

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Mr. Wigner continued, "As I reflect on fiscal year 2025, I thank our employees, customers, shareholders, and other stakeholders for their support throughout the year. As we move into fiscal year 2026, we foresee continued strong demand for tobacco and larger tobacco crops shifting global markets to more balanced tobacco supply positions. We are also continuing our progress with Universal Ingredients and supporting existing and new customers with our platform resources and our expanded and enhanced ingredients facility. I am excited about our prospects for the year ahead as we seek to further maximize and optimize our tobacco business, grow our ingredients business, and strengthen our Company to drive increasing value for all Universal stakeholders."

FINANCIAL HIGHLIGHTS
	Three Months Ended March 31,		Change	Fiscal Year Ended March 31,		Change
(in millions of dollars, except per share data)	2025	2024	%	2025	2024	%

Consolidated Results
Sales and other operating revenue	$702.3	$770.9	(9)%	$2,947.3	$2,748.6	7%
Cost of goods sold	586.3	619.9	(5)%	2,398.6	2,212.5	8%
Gross profit margin	19.8%	24.4%	-460 bps	18.6%	19.5%	-90 bps
Selling, general and administrative expenses	73.2	82.7	(11)%	305.3	310.6	(2)%
Restructuring and impairment costs	—	—	NA	10.6	3.5	200%
Operating income (as reported)	42.8	68.2	(37)%	232.8	222.0	5%
Adjusted operating income (Non-GAAP)*	42.8	73.0	(41)%	243.4	230.3	6%
Net income attributable to Universal Corporation	9.3	40.3	(77)%	95.0	119.6	(21)%
Adjusted net income attributable to Universal Corporation (non-GAAP*)	20.2	44.8	(55)%	116.3	127.1	(8)%
Diluted earnings per share (as reported)	0.37	1.61	(77)%	3.78	4.78	(21)%
Adjusted diluted earnings per share (Non-GAAP)*	0.80	1.79	(55)%	4.63	5.08	(9)%
Segment Results
Tobacco operations sales and other operating revenues	$612.6	$696.3	(12)%	$2,608.7	$2,438.8	7%
Tobacco operations operating income	45.8	73.5	(38)%	240.2	222.4	8%
Ingredients operations sales and other operating revenues	89.7	74.6	20%	338.6	309.8	9%
Ingredients operations operating income	4.4	(1.0)	527%	12.3	3.9	212%
*See Reconciliation of Certain Non-GAAP Financial Measures in Other Items below.

Fiscal Year 2025 Highlights

Consolidated Results
•Revenues up 7% to $2.9 billion on higher tobacco sales prices.
•Operating income up 5% to $232.8 million on improved performance in both the Tobacco Operations and Ingredient Operations segments.

Tobacco Operations Segment
•Revenues and operating income up 7% and 8%, respectively.
•Historically high green tobacco prices.
•Tobacco sales prices up 12% with slight decline in tobacco sales volumes of about 4%.
•Tobacco Operations segment results reflected:
▪Strong customer demand;
▪Successful tobacco procurement and marketing efforts;
▪Higher quality, better yielding burley crops in Africa;
▪Higher carryover crop sales;
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▪Weather-reduced crop sizes in Brazil and the United States; and
▪Higher inventory write-downs.
•Outlook
▪Flue-cured and burley tobacco crops grown outside of China are expected to increase by 20% and 30%, respectively, in fiscal year 2026.
▪Crop purchases in Brazil in fiscal year 2026 are not following the accelerated patterns seen in fiscal year 2025.

Ingredients Operations Segment
•Higher revenues and operating income on increased sales volumes.
•Cost of raw materials for certain traditional products were at extremely low levels.
•Continued high level of interest in value-added products, reflecting effectiveness of platform investments.

Select Balance Sheet Items, Liquidity, and Debt
•Cash balance of $260.1 million at fiscal year-end.
•Total debt up $38.4 million at fiscal year-end.
•Net debt down $179.6 million at fiscal year-end on more normalized working capital requirements.
•Approximately $270 million available under revolving credit facility as of fiscal year-end.

Additional Items
•Restructuring and impairment costs of $10.6 million related to previously announced consolidation of the Company’s European sheet operations.
•Pension settlement charge of $14.1 million

Fourth Quarter 2025 Highlights

Consolidated Results
•Revenues and operating income down in the quarter on lower tobacco sales volumes due to earlier shipments in fiscal year 2025.

Tobacco Operations Segment
•Tobacco Operations segment results reflected:
▪Lower sales volumes of approximately 28% quarter-over-quarter on earlier timing of tobacco shipments in fiscal year 2025;
▪Impact of weather-reduced crops from certain origins; and
▪Higher inventory write-downs.
•Selling, general, and administrative expenses for the Tobacco Operations segment included favorable variances for foreign currency comparisons and the absence of a value-added tax settlement in the prior fiscal year.

Ingredients Operations Segment
•Increased sales volumes for certain new products, particularly in the beverage category.
•Recent increases in raw material prices for certain traditional products.
•Some increased sales due to anticipated tariffs.

Sustainability Update

Mr. Wigner stated, “As the largest global tobacco leaf merchant, sustainability has been deeply embedded in our DNA. We believe our commitment to setting high standards, promoting a sustainable supply chain, and providing transparency about our sustainability efforts is a strategic part of our business. I am proud of our accomplishments and advances in fiscal year 2025, and I am confident in our ability to leverage our
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expertise in this area to further strengthen our Company in fiscal year 2026. We believe sustainability is good for our business and represents our good stewardship in the communities in which we operate.”

Universal released its 2024 Sustainability Report in December 2024, highlighting its efforts in strengthening supply chain resiliency, continuing to be a strong partner for its farming communities, and advancing energy efficiency. Universal’s business strategy integrates responsible business practices, and the Company believes its commitment to sustainability is a competitive advantage in the global marketplace.

As disclosed in the Company’s 2024 Sustainability Report, Universal continues to support its supply chain sustainability goals and has substantially met its existing targets of zero child labor, appropriate labor accommodations, farm worker minimum wage payments, and personal protective equipment access. The Company’s leaf technicians made over 1.8 million visits to more than 175,000 contracted farmers to maintain its visibility and traceability in the Company’s supply chain. Universal also continues to enhance transparency and collaboration with its stakeholders by reporting to the Sustainable Tobacco Program. Universal has trained over 175,000 farmers on Good Agricultural Practices and Agricultural Labor Practices to advance environmental and human rights best practices throughout the Company’s contracted farmer base.

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Other Items
Reconciliation of Certain Non-GAAP Financial Measures
References to adjusted operating income (loss), adjusted net income (loss) attributable to Universal Corporation, adjusted diluted earnings (loss) per share, and the total for segment operating income (loss) are references to non-GAAP financial measures. These measures are not financial measures calculated in accordance with generally accepted accounting principals ("GAAP") and should not be considered as substitutes for operating income (loss), net income (loss) attributable to Universal Corporation, diluted earnings (loss) per share, cash from operating activities or any other operating or financial performance measure calculated in accordance with GAAP, and may not be comparable to similarly-titled measures reported by other companies. Reconciliations of adjusted operating income (loss) to consolidated operating (income), adjusted net income (loss) attributable to Universal Corporation to consolidated net income (loss) attributable to Universal Corporation and adjusted diluted earnings (loss) per share to diluted earnings (loss) per share are provided below. In addition, a reconciliation of the total for segment operating income (loss) to consolidated operating income (loss) is provided in Note 3. "Segment Information" to the consolidated financial statements. Management evaluates the consolidated Company and segment performance excluding certain significant charges or credits. Management believes these non-GAAP financial measures, which exclude items that it believes are not indicative of its core operating results, can provide investors with important information that is useful in understanding its business results and trends.

References to net debt, net capitalization, and net debt to net capitalization ratio are also references to non-GAAP financial measures. These measures are not financial measures calculated in accordance with GAAP and should not be considered substitutes for total debt, total capitalization, total debt to total capitalization ratio, or any other operating or financial performance measures calculated in accordance with GAAP, and may not be comparable to similarly-titled measures reported by other companies. Reconciliations of net debt to total debt and net capitalization to total capitalization are provided below to the extent these non-GAAP financial measures are referenced. Management believes these non-GAAP measures are meaningful indicators of liquidity and financial position.

The following tables set forth certain non-recurring items included in reported results to reconcile adjusted operating income to consolidated operating income and adjusted net income to net income attributable to Universal Corporation and adjusted diluted earnings per share to diluted earnings per share:
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Adjusted Operating Income Reconciliation
	Three Months Ended March 31,		Fiscal Year Ended March 31,
(in thousands)	2025	2024	2025	2024
As Reported: Consolidated operating income	$42,760	$68,198	$232,797	$222,009
Value-added tax settlement costs(1)	—	4,754	—	4,754
Restructuring and impairment costs(2)	—	—	10,573	3,523
Adjusted operating income (Non-GAAP)	$42,760	$72,952	$243,370	$230,286

Adjusted Net Income and Adjusted Diluted Earnings Per Share Reconciliation
	Three Months Ended March 31,		Fiscal Year Ended March 31,
(in thousands except for per share amounts)	2025	2024	2025	2024
As Reported: Net income attributable to Universal Corporation	$9,338	$40,318	$95,047	$119,598
Value-added tax settlement costs(1)	—	4,754	—	4,754
Restructuring and impairment costs(2)	—	—	10,573	3,523
Pension settlement charge(3)	14,101	—	14,101	—
Interest expense for value-added tax settlement(1)	—	245	—	245
Total of Non-GAAP adjustments to income before income taxes	14,101	4,999	24,674	8,522
Income tax benefit from value-added tax settlement(1)(4)	—	(498)	—	(498)
Income tax benefit from restructuring and impairment costs(2)(4)	—	—	(132)	(512)
Income tax benefit from pension settlement charge(3)(4)	(3,257)	—	(3,257)	—
Total of income tax impacts for Non-GAAP adjustments to income before income taxes	(3,257)	(498)	(3,389)	(1,010)
As adjusted: Net income attributable to Universal Corporation (Non-GAAP)	$20,182	$44,819	$116,332	$127,110

As reported: Diluted earnings per share	$0.37	$1.61	$3.78	$4.78
Adjusted: Diluted earnings per share (Non-GAAP)	$0.80	$1.79	$4.63	$5.08
(1)     In the fourth quarter of fiscal year 2024, the Company utilized a voluntary government-sponsored value-added tax program in Brazil to settle a previously contested assessment. The Company's participation in the settlement program eliminates any future litigation regarding the matter.
(2)     Restructuring and impairment costs are included in Consolidated operating income in the consolidated statements of income, but excluded for purposes of Adjusted operating income, Adjusted net income available to Universal Corporation, and Adjusted diluted earnings per share.
(3)     In March 2025, the Company completed a pension de-risking transaction or "pension lift-out" to transfer approximately $47 million of its qualified domestic pension plan obligations and assets to a third-party insurer through the purchase of of a non-participating annuity. The obligations transferred to the third-party insurer covered the respective benefit obligations for a subset of retirees currently receiving benefit payments. The transaction triggered settlement accounting that required the Company to immediately recognize a portion of the accumulated comprehensive losses associated with the defined benefit pension plan.
(4)     The income tax effect of Non-GAAP adjustments was determined based on the timing and nature of the specific Non-GAAP adjustments and their relevant jurisdictional income tax rates (foreign, state, and local) and the applicable U.S. federal income tax rates. The Company considers current and deferred income tax rates to calculate the impact to income taxes for the Non-GAAP adjustments.
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The following table reconciles total debt to net debt and net capitalization:

Net Debt and Net Capitalization Reconciliation
	March 31,	March 31,
(in thousands)	2025	2024
Add: Notes payable and overdrafts	$455,039	$417,217
Add: Long-term obligations	617,918	617,364
Add: Current portion of long-term obligations	—	—
Total Debt	1,072,957	1,034,581
Add: Customer advances and deposits	3,763	17,179
Less: Cash and cash equivalents	260,115	55,593
Net Debt (Non-GAAP)	$816,605	$996,167
Add: Total Universal Corporation shareholders' equity	1,458,556	1,437,207
Net Capitalization (Non-GAAP)	$2,275,161	$2,433,374

Net Debt/Net Capitalization (Non-GAAP)	36%	41%

Investor Conference Call

At 5:00 p.m. (Eastern Time) on May 29, 2025, the Company will host a conference call to discuss these results. Those wishing to listen to the call may do so by visiting www.universalcorp.com at that time. A replay of the webcast will be available at that site through August 29, 2025. A taped replay of the call will also be available through June 12, 2025, by dialing (800) 770-2030 (Playback ID: 5786366#).

About Universal Corporation

Universal Corporation (NYSE: UVV) is a global agricultural company with over 100 years of experience supplying products and innovative solutions to meet our customers’ evolving needs and precise specifications. Through our diverse network of farmers and partners across more than 30 countries on five continents, we are a trusted provider of high-quality, traceable products. We leverage our extensive supply chain expertise, global reach, integrated processing capabilities, and commitment to sustainability to provide a range of products and services designed to drive efficiency and deliver value to our customers. For more information, visit www.universalcorp.com.

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Universal Corporation

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Among other things, these statements include statements made in Mr. Wigner’s quotations, statements regarding expectations with respect to our fiscal year 2026 performance, our strategic plans, ingredients business, tobacco business, including expectations with respect to size, shipments and sales and purchases of tobacco crops. These forward-looking statements are generally identified by the use of words such as we “expect,” “believe,” “anticipate,” “could,” “should,” “may,” “plan,” “will,” “predict,” “estimate,” and similar expressions or words of similar import. These forward-looking statements are based upon management’s current knowledge and assumptions about future events and involve risks and uncertainties that could cause actual results, performance, or achievements to be materially different from any anticipated results, prospects, performance, or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to: product purchased not meeting quality and quantity requirements; reliance on a few large customers; anticipated levels of demand for and supply of our products and services; tobacco growing conditions and customer requirements; major shifts in customer requirements for leaf tobacco; higher inflation rates, tariffs and other pressures on costs; weather and other conditions; exposure to certain legal. regulatory and financial risks related to climate change; industry-specific risks related to our plant-based ingredients businesses; disruption of our supply chain for our plant-based ingredients; success in pursuing strategic investments or acquisitions and integration of new businesses and the impact of these new businesses on future results; our ability to maintain effective information technology systems and safeguard confidential information; our inability to attract, develop, retain, motivate, and maintain good relationships with our workforce; our dependence on a seasonal workforce; epidemics, pandemics or similar widespread public health concerns; government efforts to regulate the production and consumption of tobacco products; government actions on the sourcing of leaf tobacco; economic and political conditions in the countries in which we and our customers operate, including the ongoing impacts from international conflicts; sustainability considerations from governments and other stakeholders; changes in tax laws in the countries where we do business; material weaknesses in our internal control over financial reporting; our inability to use a Form S-3 registration statement; failure of our customers or suppliers to repay extensions of credit; changes in exchange rates; changes in interest rates; and low investment performance by our defined benefit pension plan assets and changes in pension plan valuation assumptions. Please also refer to the risks and uncertainties as discussed in Part I, Item 1A. “Risk Factors” of Universal’s Annual Report on Form 10-K for the fiscal year ended March 31, 2024 and in Part II, Item 1A. "Risk Factors" in Universal’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, and related disclosures in other filings that Universal files with the SEC and are available on the SEC’s website at www.sec.gov. All risk factors and uncertainties described herein and therein should be considered in evaluating forward-looking statements, and all of the forward-looking statements are expressly qualified by the cautionary statements contained or referred to herein and therein. Universal cautions investors not to place undue reliance on any forward-looking statements as these statements speak only as of the date when made, and it undertakes no obligation to update any forward-looking statements made, except as required by law.
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UNIVERSAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(in thousands of dollars, except per share data)

	Three Months Ended March 31,		Fiscal Year Ended March 31,
	2025	2024	2025	2024
	(Unaudited)		(Unaudited)
Sales and other operating revenues	$702,279	$770,860	$2,947,284	$2,748,573
Costs and expenses
Cost of goods sold	586,276	619,942	2,398,627	2,212,475
Selling, general and administrative expenses	73,243	82,720	305,287	310,566
Restructuring and impairment costs	—	—	10,573	3,523
Operating income	42,760	68,198	232,797	222,009
Equity in pretax earnings of unconsolidated affiliates	7,456	4,251	9,103	756
Pension settlement charge	14,101	—	14,101	—
Other non-operating income	1,176	905	2,569	3,084
Interest income	1,757	466	3,483	4,504
Interest expense	18,326	18,152	79,636	66,273
Income before income taxes	20,722	55,668	154,215	164,080
Income taxes	6,394	9,611	40,946	31,109
Net income	14,328	46,057	113,269	132,971
Less: net income attributable to noncontrolling interests in subsidiaries	(4,990)	(5,739)	(18,222)	(13,373)
Net income attributable to Universal Corporation	$9,338	$40,318	$95,047	$119,598

Earnings per share:
Basic	$0.37	$1.62	$3.81	$4.81
Diluted	$0.37	$1.61	$3.78	$4.78

See accompanying notes.

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UNIVERSAL CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands of dollars)

	March 31,
	2025	2024

ASSETS
Current assets
Cash and cash equivalents	$260,115	$55,593
Accounts receivable, net	625,876	525,262
Advances to suppliers, net	169,385	139,064
Accounts receivable—unconsolidated affiliates	7,143	5,385
Inventories—at lower of cost or net realizable value:
Tobacco	806,332	1,070,580
Other	189,610	193,518
Prepaid income taxes	19,595	19,484
Other current assets	78,041	93,655
Total current assets	2,156,097	2,102,541

Property, plant and equipment
Land	26,113	26,244
Buildings	333,398	323,969
Machinery and equipment	723,935	693,868
	1,083,446	1,044,081
Less accumulated depreciation	(710,472)	(678,201)
	372,974	365,880
Other assets
Operating lease right-of-use assets	34,260	32,510
Goodwill, net	213,840	213,869
Other intangibles, net	57,836	68,883
Investments in unconsolidated affiliates	79,317	76,289
Deferred income taxes	16,539	15,181
Pension asset	12,819	11,857
Other noncurrent assets	45,870	50,229
	460,481	468,818

Total assets	$2,989,552	$2,937,239

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UNIVERSAL CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands of dollars)

	March 31,
	2025	2024

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Notes payable and overdrafts	$455,039	$417,217
Accounts payable	98,036	108,727
Accounts payable—unconsolidated affiliates	1,999	1,621
Customer advances and deposits	3,763	17,179
Accrued compensation	44,646	39,766
Income taxes payable	12,586	7,477
Current portion of operating lease liabilities	10,742	10,356
Accrued expenses and other current liabilities	123,350	109,015
Current portion of long-term debt	—	—
Total current liabilities	750,161	711,358

Long-term debt	617,918	617,364
Pensions and other postretirement benefits	35,336	43,251
Long-term operating lease liabilities	20,608	19,302
Other long-term liabilities	22,901	27,902
Deferred income taxes	42,090	39,139
Total liabilities	1,489,014	1,458,316

Shareholders’ equity
Universal Corporation:
Preferred stock:
Series A Junior Participating Preferred Stock, no par value, 500,000 shares authorized, none issued or outstanding	—	—
Common stock, no par value, 100,000,000 shares authorized, 24,715,625 shares issued and outstanding (24,573,408 at March 31, 2024)	351,626	345,596
Retained earnings	1,186,981	1,173,196
Accumulated other comprehensive loss	(80,051)	(81,585)
Total Universal Corporation shareholders' equity	1,458,556	1,437,207
Noncontrolling interests in subsidiaries	41,982	41,716
Total shareholders' equity	1,500,538	1,478,923

Total liabilities and shareholders' equity	$2,989,552	$2,937,239

See accompanying notes.

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UNIVERSAL CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands of dollars)

	Fiscal Year Ended March 31,
	2025	2024

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$113,269	$132,971
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	59,773	58,326
Provision for losses (recoveries) on advances	1,938	14,090
Inventory write-downs	19,769	9,234
Stock-based compensation expense	8,531	12,063
Foreign currency remeasurement loss (gain), net	6,096	5,114
Foreign currency exchange contracts	916	(365)
Deferred income taxes	1,083	(5,404)
Equity in net income of unconsolidated affiliates, net of dividends	(3,031)	(1,239)
Restructuring and impairment costs	10,573	3,523
Restructuring payments	(1,568)	(1,181)
Pension settlement	14,101	—
Other, net	1,406	1,001
Changes in operating assets and liabilities, net:	94,118	(302,765)
Net cash provided (used) by operating activities	326,974	(74,632)

Cash Flows From Investing Activities:
Purchase of property, plant and equipment	(62,601)	(66,013)
Proceeds from sale of business, less cash of businesses sold	—	3,757
Proceeds from sale of property, plant and equipment	3,783	2,257
Net cash used by investing activities	(58,818)	(59,999)

Cash Flows From Financing Activities:
Issuance (repayment) of short-term debt, net	37,696	223,000
Dividends paid to noncontrolling interests in subsidiaries	(17,530)	(10,572)
Repurchase of common stock	—	(4,744)
Dividends paid on common stock	(79,686)	(78,402)
Debt issuance costs and other	(3,715)	(3,607)
Net cash provided (used) by financing activities	(63,235)	125,675

Effect of exchange rate changes on cash	(399)	(141)
Net increase (decrease) in cash and cash equivalents	204,522	(9,097)
Cash, restricted cash and cash equivalents at beginning of year	55,593	64,690
Cash, Restricted Cash and Cash Equivalents at End of Year	$260,115	$55,593
See accompanying notes.
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NOTE 1. BASIS OF PRESENTATION

Universal Corporation, with its subsidiaries (“Universal” or the “Company”), is a global business-to-business agriproducts supplier to consumer product manufacturers. The Company is the leading global leaf tobacco supplier and provides high-quality plant-based ingredients to food and beverage end markets. Because of the seasonal nature of the Company’s business, the results of operations for any fiscal quarter will not necessarily be indicative of results to be expected for other quarters or a full fiscal year. All adjustments necessary to state fairly the results for the period have been included and were of a normal recurring nature. These financial statements should be read in conjunction with the financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2025, which the Company expects to file with the SEC on May 30, 2025.

NOTE 2.   EARNINGS PER SHARE

The following table sets forth the computation of basic and diluted earnings per share:

	Three Months Ended March 31,		Fiscal Year Ended March 31,
(in thousands, except per share data)	2025	2024	2025	2024

Basic Earnings Per Share
Numerator for basic earnings per share
Net income attributable to Universal Corporation	$9,338	$40,318	$95,047	$119,598

Denominator for basic earnings per share
Weighted average shares outstanding	24,984,987	24,846,063	24,947,208	24,851,858

Basic earnings per share	$0.37	$1.62	$3.81	$4.81

Diluted Earnings Per Share
Numerator for diluted earnings per share
Net income attributable to Universal Corporation	$9,338	$40,318	$95,047	$119,598

Denominator for diluted earnings per share:
Weighted average shares outstanding	24,984,987	24,846,063	24,947,208	24,851,858
Effect of dilutive securities
Employee and outside director share-based awards	179,490	266,044	180,148	189,056
Denominator for diluted earnings per share	25,164,477	25,112,107	25,127,356	25,040,914

Diluted earnings per share	$0.37	$1.61	$3.78	$4.78

NOTE 3. SEGMENT INFORMATION
Management regularly evaluates the Company’s global business activities, including product and service offerings to its customers, as well as senior management’s operational and financial responsibilities. Assessments include an analysis of how its Chief Operating Decision Maker (“CODM”) measures business performance and allocates resources. As a result of this analysis, senior management has determined the Company conducts operations across two reportable operating segments, Tobacco Operations and Ingredients Operations.
The Tobacco Operations segment activities involve contracting, procuring, processing, packing, storing, and shipping leaf tobacco for sale to, or for the account of, manufacturers of consumer tobacco products throughout the world. Through various operating subsidiaries located in tobacco-growing countries around the world and significant ownership interests in unconsolidated affiliates, the Company processes and/or sells flue-cured and burley tobaccos, dark air-cured tobaccos, and oriental tobaccos. Flue-cured, burley, and oriental tobaccos are used principally in the manufacture of cigarettes, and dark air-cured tobaccos are used mainly in the manufacture of cigars, pipe tobacco, and smokeless tobacco products. Some of these tobacco types are also used in the manufacture of next generation tobacco products that are intended to provide consumers with
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Universal Corporation

an alternative to traditional combustible products. The Tobacco Operations segment also provides physical and chemical product testing for tobacco customers. A substantial portion of the Company’s Tobacco Operations’ revenues are derived from sales to a limited number of large, multinational cigarette and cigar manufacturers.
The Ingredients Operations segment provides its customers with a broad variety of plant-based ingredients for both human and pet consumption. The Ingredients Operations segment utilizes a variety of value-added manufacturing processes converting raw materials into a wide spectrum of fruit and vegetable juices, concentrates, dehydrated products, botanical extracts, and flavorings. Customers for the Ingredients Operations segment include large multinational food and beverage companies, smaller independent manufacturers, and retail organizations. FruitSmart, Inc. (“FruitSmart”), Silva International, Inc. (“Silva”), and Shank's Extracts, LLC d/b/a Universal Ingredients-Shank’s (“Universal Ingredients-Shank’s”) are the primary operations for the Ingredients Operations segment. FruitSmart supplies a broad set of juices, concentrates, pomaces, purees, fruit fibers, seeds, seed powders, and other value-added products to food, beverage, and flavor companies throughout the United States and internationally. Silva procures dehydrated vegetables, fruits, and herbs from around the world and specializes in processing natural materials into custom designed dehydrated vegetable and fruit-based ingredients for a variety of end products. Universal Ingredients-Shank’s offers a diversified portfolio of botanical extracts, distillates, natural flavors, and color for industrial and private label customers worldwide, and is known for their significant vanilla expertise. Universal Ingredients - Shank’s is also equipped to offer customers custom bottling and packaging for their products.

Universal incurs corporate overhead expenses related to senior management, sales, finance, legal, and other functions that are centralized at its corporate headquarters, as well as functions performed at several sales and administrative offices around the world. These overhead expenses are currently allocated to the reportable operating segments, generally on the basis of projected annual financial and operational performance, including volumes planned to be purchased and/or processed. Management believes this method of allocation is currently representative of the value of the related services provided to the operating segments. The CODM, which has been identified as a group comprised of the Company's Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer, currently evaluates the performance of the operating segments based on operating income after allocated overhead expenses, plus equity in the pretax earnings of unconsolidated affiliates ("Segment Operating Income"). The CODM also uses Segment Operating Income for planning, forecasting, and allocating capital and other resources to the operating segments.
Operating results for the Company’s reportable segments for each period presented in the consolidated statements of income were as follows:

	Three Months Ended March 31, 2025			Three Months Ended March 31, 2024
(in thousands of dollars)	Tobacco Operations	Ingredients Operations	Consolidated	Tobacco Operations	Ingredients Operations	Consolidated
Sales and other operating revenues	$612,624	$89,655	$702,279	$696,281	$74,579	$770,860
Cost of goods sold	(516,265)	(70,011)	(586,276)	(562,542)	(57,400)	(619,942)
Selling, general and administrative expenses	(40,959)	(12,082)	(53,041)	(49,506)	(15,111)	(64,617)
Corporate overhead allocated to the segments	(17,030)	(3,172)	(20,202)	(15,007)	(3,096)	(18,103)
Equity in pretax earnings (loss) of unconsolidated affiliates (1)	7,456	—	7,456	4,251	—	4,251
Segment operating income	45,826	4,390	50,216	73,477	(1,028)	72,449
Deduct: Equity in pretax (earnings) loss of unconsolidated affiliates (1)			(7,456)			(4,251)
Restructuring and impairment costs (2)			—			—
Consolidated total			$42,760			$68,198

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Universal Corporation

	Fiscal Year Ended March 31, 2025			Fiscal Year Ended March 31, 2024
(in thousands of dollars)	Tobacco Operations	Ingredients Operations	Consolidated	Tobacco Operations	Ingredients Operations	Consolidated
Sales and other operating revenues	$2,608,675	$338,609	$2,947,284	$2,438,775	$309,798	$2,748,573
Cost of goods sold	(2,133,063)	(265,564)	(2,398,627)	(1,975,955)	(236,520)	(2,212,475)
Selling, general and administrative expenses	(179,340)	(48,610)	(227,950)	(179,569)	(56,624)	(236,193)
Corporate overhead allocated to the segments	(65,195)	(12,142)	(77,337)	(61,655)	(12,718)	(74,373)
Equity in pretax earnings (loss) of unconsolidated affiliates(1)	9,103	—	9,103	756	—	756
Segment operating income	240,180	12,293	252,473	222,352	3,936	226,288
Deduct: Equity in pretax (earnings) loss of unconsolidated affiliates(1)			(9,103)			(756)
Restructuring and impairment costs (2)			(10,573)			(3,523)
Consolidated operating income			$232,797			$222,009
(1)Equity in pretax earnings of unconsolidated affiliates is included in reportable segment operating income, but is reported below consolidated operating income and excluded from that total in the consolidated statements of income.
(2)Restructuring and impairment costs are excluded from reportable segment operating income, but are included in consolidated operating income in the consolidated statements of income.
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